                                                                    EXHIBIT 2(b)


                            CERTIFICATE OF AMENDMENT
                                       TO
                                RESTATED BY-LAWS
                                       OF
                     UBS PAINEWEBBER MANAGED MUNICIPAL TRUST

     The undersigned, being Vice President and Secretary of UBS PaineWebber Managed Municipal Trust ("Trust"), hereby certifies that the Trustees of the Trust duly adopted resolutions which amended the Restated By-Laws of the Trust dated November 19, 1997 (the "By-Laws") in the manner provided in the By-Laws, at meetings held on March 28, 2001 and September 20, 2001, as follows:

     1.   Trust Name

          The name of the Trust was changed from "PaineWebber Managed Municipal Trust" to "UBS PaineWebber Managed Municipal Trust." Therefore, Article I,
     Section 1.01 of the By-Laws reads as follows:

          "Section 1.01. Declaration of Trust: These By-Laws shall be subject to the Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of UBS PaineWebber Managed Municipal Trust, the Massachusetts business trust established by the Declaration of Trust (the "Trust")."

     2.   Retirement Policy

          The By-Laws were amended by adding the following as Article III,
     Section 3.06:

          "Section 3.06. Retirement of Trustees. Each Trustee who has attained the age of seventy-two (72) years shall retire from service as a Trustee on the later of (a) the last day of the month in which he or she attains such age or (b) June 30, 2003. Notwithstanding anything in this Section, a Trustee may retire at any time as provided for in the governing instrument of the Trust."

Dated: January 2, 2002
                                         By:  /s/ Amy R. Doberman
                                             ----------------------------------
                                         Name:  Amy R. Doberman
                                         Title: Vice President and Secretary


New York, New York (ss)

On this 2nd day of January, 2002, before me personally appeared Amy R. Doberman, to me personally known, ho, being by me duly sworn, did say that she is Vice President and Secretary of the above-referenced Trust and acknowledged that she executed the foregoing instrument as her free act and deed.


                                                       /s/ Evelyn De Simone
                                                   ----------------------------
                                                       Notary Public